UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	22-3672377
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each
to be so registered	class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Plug Power Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on May 6, 2011 (including the exhibits thereto, the “Form 8-A”).  Capitalized terms used without definition herein shall have the meaning set forth in the Shareholder Rights Agreement, dated June 23, 2009 (as amended, the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), as rights agent.

Item 1.              Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

            On March 16, 2012, the Board of Directors of the Company approved an Amendment No. 2 to the Rights Agreement (the “Amendment No. 2”).  The Amendment No. 2 amends the Rights Agreement to replace American Stock Transfer & Trust Company LLC (“AST”) as the Rights Agent and to appoint Broadridge as the successor Rights Agent.

Miscellaneous

The Rights Agreement, the Amendment No. 1 to the Rights Agreement and the Amendment No. 2 are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Amendment No. 2 to Form 8-A and are incorporated herein by reference.  The above description of the material terms of the Amendment No. 2 as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 2.	Exhibits.

Exhibit No.	Description
3.1

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2	Amendment No. 1, effective as of May 6, 2011, to the Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3	Amendment No. 2, effective as of March 16, 2012, to the Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Plug Power Inc.

Date: March 19, 2012	By: /s/ Andrew Marsh
Name: Andrew Marsh
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2	Amendment No. 1, effective as of May 6, 2011, to the Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3	Amendment No. 2, effective as of March 16, 2012, to the Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

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